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                          Supplemental Indenture No. 1


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                          PENNSYLVANIA ELECTRIC COMPANY

                                       and

                   UNITED STATES TRUST COMPANY OF NEW YORK,

                                     Trustee

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                             Dated as of May 1, 2001

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                           Supplemental to Indenture,
                            dated as of April 1, 1999

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                      Creating A Series of Notes Designated
                       Senior Notes, Bank Series

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


      SUPPLEMENTAL INDENTURE NO. 1, dated as of May 1, 2001, between PENNSYLVANIA ELECTRIC COMPANY (hereinafter sometimes called (the "Company"), a corporation organized and subsisting under the laws of the Commonwealth of Pennsylvania, and UNITED STATES TRUST COMPANY OF NEW YORK, as trustee (the "Trustee"), under the Indenture, dated as of April 1, 1999 (hereinafter called the "Original Indenture"), this Supplemental Indenture No. 1 being supplemental thereto (the Original Indenture as supplemented hereby, and as it may from time to time be further supplemented, modified, altered or amended by any supplemental indenture entered into in accordance with and pursuant to the provisions thereof, is hereinafter called the "Indenture").

                             Recitals of the Company

      WHEREAS the Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Notes (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as therein contemplated;

      WHEREAS, Section 5.06 of the Original Indenture provides that, so long as any Notes are Outstanding, the Company will not issue, assume, guarantee or permit any Debt secured by any Lien on any Operating Property of the Company without effectively securing the Outstanding Notes equally and ratably with such Debt (but only so long as such Debt is so secured);

      WHEREAS, Section 5.09 of the Original Indenture provides that, after the issuance of the first series of Notes, the Company shall not issue any additional First Mortgage Bonds under the First Mortgage;

      WHEREAS, Section 12.01(a) of the Original Indenture provides that the Company and the Trustee may, without the consent of the Holders of any Notes at the time Outstanding, enter into an indenture supplemental to the Indenture for the purposes, among others, of adding to the security for the Notes and to make any other change that is not prejudicial to the Holders in any material respect;

      WHEREAS, the Company proposes to establish a series of Notes designated "Senior Notes, Bank Series" and to be limited in aggregate principal amount (except as contemplated in Section 2.07 of the Original Indenture) to $150,000,000, such series of Notes and such Notes to be hereinafter sometimes called "Bank Senior Notes";

      WHEREAS, subject to the terms and provisions hereof, the Company may deliver Senior Note First Mortgage Bonds (as hereinafter defined) to the Trustee to hold in trust for the benefit of the respective Holders from time to time of the Notes or require the Trustee to deliver to the Company, for cancellation, any and all Senior Note First Mortgage Bonds held by the Trustee; and

      WHEREAS, all acts and proceedings required by law and by the articles of incorporation and by-laws of the Company, including all action requisite on the part of its shareholders, directors and officers, necessary to make the Bank Senior Notes, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute this Supplemental Indenture a valid, binding and legal instrument, in accordance with its and their terms, have been done and taken; and the execution and delivery of this Supplemental Indenture No. 1 have been in all respects duly authorized.

         NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 1 WITNESSETH:

      That in order to declare the terms and conditions upon which the Bank Senior Notes are, and are to be authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of the Notes by the Holders thereof and of the sum of one dollar duly paid to it by the Trustee at the execution of this Supplemental Indenture No. 1, the receipt whereof is hereby acknowledged, the Company, intending to be legally bound hereby, covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes, as follows:

                                    ARTICLE I

                             ADDITIONAL DEFINITIONS

      Section  1.01   Applicability  of  Article.   For  all  purposes  of  this
                      --------------------------
Supplemental Indenture No. 1, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article shall have the meanings herein specified and include the plural as well as the singular.

      Section 1.02  Additional Definitions.
                    ----------------------

      "Administrative Agent" shall mean The Chase Manhattan Bank, in its capacity as Administrative Agent under the Credit Agreement.

      "Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of May 1, 2001, among the Company, GPU, Inc., Jersey Central Power & Light Company, Metropolitan Edison Company, the lenders parties thereto, and The Chase Manhattan Bank, as Administrative Agent, as amended, supplemented or otherwise modified from time to time.

      "Interest Payment Date" shall mean each day upon which interest is payable on Advances pursuant to the Credit Agreement.

      "Release Date" shall mean the date that all Bank Senior Notes (as hereinafter defined) have been retired (whether at, before or after the maturity thereof) through payment, redemption, purchase, defeasance or otherwise; provided that the Company shall have delivered to the Trustee (A) an Officers' Certificate stating the existence of the above facts and that, upon giving effect to the Release Date, no Event of Default or event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default will have occurred and be continuing,
(B) the certificate of an Expert required pursuant to Section 4.04 of this Supplemental Indenture No. 1 and (C) the Officers' Certificate and Opinion of Counsel required pursuant to Section 14.05 of the Original Indenture.

      "Senior Note First Mortgage Bonds" shall mean the First Mortgage Bonds issued by the Company under the First Mortgage pursuant to the Supplemental Indenture dated as of May 1, 2001, to the First Mortgage.

      "Senior Note First Mortgage Bond Period" shall mean the period commencing on the Collateral Note Delivery Date and ending on the Release Date.

      The  following  terms  shall  have the  meanings  specified  in the Credit
Agreement: "Advances", Escrow Agent", "Escrow Agreement" and "Collateral Note Delivery Date"

                                   ARTICLE II

                                Bank Senior Notes

      Section 2.01 Bank Senior Notes.  There is hereby  established  a series of

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Notes having the following terms and characteristics:

            (a) the title of the Notes of such series shall be "Senior Notes, Bank Series" (such Notes being hereinafter sometimes called the "Bank Senior Notes");

            (b) the aggregate principal amount of Bank Senior Notes which may be
authenticated   and  delivered   under  the   Indenture   shall  be  limited  to
$150,000,000, except as contemplated in Section 2.07 of the Original Indenture;

            (c)   the Bank Senior Notes shall mature on February 1, 2002;

            (d) the Bank Senior Notes shall bear interest at the rate of ten per centum (10%) per annum; interest on the Bank Senior Notes shall accrue from and including the date of the first authentication and delivery of the Bank Senior Notes, except as otherwise provided in the form of note attached hereto as Exhibit A; interest on the Bank Senior Notes shall be payable on each Interest Payment Date and at Maturity, and the Regular Record Date for the interest payable on each Interest Payment Date shall be the day next preceding such Interest Payment Date; interest payable at Maturity shall be paid to the Person to whom principal shall be paid; and interest on the Bank Senior Notes during any period for which payment is made shall be computed in accordance with the Credit Agreement;

            (e) the office of the Trustee in New York, New York, shall be the office or agency of the Company in The City of New York where (i) the principal of the Bank Senior Notes and interest payable thereon at Maturity shall be payable upon presentation thereof, (ii) notices, presentations and demands to or upon the Company in respect of the Bank Senior Notes or the Indenture may be served or made and (iii) Bank Senior Notes may be surrendered for registration of transfer or exchange; interest payable on the Bank Senior Notes prior to Maturity shall be paid by the Company directly to the Holders thereof.

            (f) the Bank Senior Notes shall not be redeemable, in whole or in part, at the option of the Company;

            (g) upon (i) the occurrence of an Event of Default under the Credit Agreement, and further upon the condition that, in accordance with the terms of the Credit Agreement, the Commitments shall have been or shall have terminated and the Advances of the Company shall have been declared to be or shall have otherwise become due and payable immediately and the Administrative Agent shall have delivered to the Company a notice demanding redemption of the Bank Senior Notes which notice states that it is being delivered pursuant to Section 6.2 of the Credit Agreement, or (ii) the occurrence of an Event of Default relating to the Company or any Significant Subsidiary of the Company under clause (e) or (f) of Section 6.1 of the Credit Agreement, then all Bank Senior Notes shall be redeemed immediately at the principal amount thereof plus accrued interest to the date of redemption;

            (h) the Bank Senior Notes shall be issued in denominations of $1,000 and any amount in excess thereof;

            (i) no service charge shall be made for the registration of transfer or exchange of Bank Senior Notes;

            (j) (i) the Bank Senior Notes are to be issued and upon the Collateral Note Delivery Date, delivered to the Administrative Agent in order to further evidence the obligation of the Company under the Credit Agreement to pay the Advances, to the extent and subject to the limitations set forth in clauses
(ii) and (iii) of this subdivision;

                  (ii) the obligation of the Company to pay interest on the Bank Senior Notes on any Interest Payment Date prior to Maturity (a) shall be deemed to have been satisfied and discharged in full in the event that all amounts then due in respect of interest payable on the Advances shall have been paid and (b) shall be deemed to remain unsatisfied in an amount equal to the aggregate amount then due in respect of interest payable on the Advances and remaining unpaid (not in excess, however, of the amount otherwise then due in respect of interest on the Bank Senior Notes);

                  (iii) the obligation of the Company to pay the principal of and accrued interest on the Bank Senior Notes at or after Maturity (x) shall be deemed to have been satisfied and discharged in full in the event that all amounts then due in respect of the Advances shall have been paid and (y) shall be deemed to remain unsatisfied in an amount equal to the aggregate amount then due in respect of the Advances and remaining unpaid (not in excess, however, of the amount otherwise then due in respect of principal of and accrued interest on the Bank Senior Notes);
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


                  (iv) the Trustee shall be entitled to presume that the obligation of the Company to pay the principal of and interest on the Bank Senior Notes as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the Administrative Agent, signed by an authorized officer thereof, stating that the principal of and/or interest on the Bank Senior Notes has become due and payable and has not been fully paid, and specifying the amount of funds required to make such payment;

                  (v) upon the surrender for cancellation, at any time or from time to time, of Bank Senior Notes by the Administrative Agent as the Escrow Agent, the Bank Senior Notes so surrendered shall be deemed satisfied and discharged and the obligations of the Company thereunder shall be terminated, and such Bank Senior Notes shall be cancelled by the Trustee and delivered to the Company;

            (k) in the event of an application by the Administrative Agent for a substituted Bank Senior Note pursuant to Section 2.07 of the Original Indenture, the Administrative Agent shall not be required to provide any indemnity or pay any expenses or charges as contemplated in said Section 2.07; and

            (l) the Bank Senior Notes shall have such other terms as are set forth in the form of note attached hereto as Exhibit A, which form is hereby designated as the form of the Bank Senior Notes.


                                   ARTICLE III


ARTICLE I              DELIVERY OF SENIOR NOTE FIRST MORTGAGE BONDS

      Section 3.01  Issuance of Senior Note First  Mortgage  Bonds.  The Company
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shall,  concurrently  with the initial  authentication  and delivery of the Bank
Senior Notes, issue the Senior Note First Mortgage Bonds registered in the name of the Senior Note Trustee in an aggregate principal amount $420,000,000.00. The Company shall cause the Senior Note First Mortgage Bonds to be delivered to the Escrow Agent to hold pursuant to the Escrow Agreement.

      Section  3.02  Delivery of Senior Note First  Mortgage  Bonds.  (a) If the
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Collateral Note Delivery Date shall occur,  the  Administrative  Agent shall, in accordance with the Credit Agreement and pursuant to the Escrow Agreement, cause the Escrow Agent to deliver the Senior Note First Mortgage Bonds to the Trustee.

            (b) The Trustee shall receive the Senior Note First Mortgage Bonds from the Escrow Agent and shall hold the Senior Note First Mortgage Bonds, and any and all sums payable thereon or with respect thereto or realized therefrom, in trust for the equal and ratable benefit of the holders of the Notes, as herein provided. All payments made by or on behalf of the Company to the Trustee on any Senior Note First Mortgage Bonds shall be deemed to be a payment by the Company pursuant to Section 2.12 of the Original Indenture and shall be applied by the Trustee or pay, when due, principal of, premium, if any, and/or interest on the Notes and, to the extent so applied, shall satisfy the Company's obligations on such Notes or shall, to the extent that an Event of Default has occurred and shall be continuing, applied in accordance with the provisions of
Article VII of the Original Indenture.

            (c) Prior to the Collateral Note Delivery Date, the Trustee shall have no right, title or interest in or to the Senior Note First Mortgage Bonds.

                                   ARTICLE IV

                        SENIOR NOTE FIRST MORTGAGE BONDS

      Section 4.01 Senior Note First Mortgage Bonds Held By The Trustee.  During
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the Senior Note First Mortgage Bond Period,  the Trustee shall, as the holder of
Senior Note First Mortgage Bonds, attend such meeting or meetings of bondholders under the First Mortgage or, at its option, deliver its proxy in connection therewith, as relate to matters with respect to which it is entitled to vote or consent. The Trustee shall vote all Senior Note First Mortgage Bonds then held by it, or consent with respect thereto, proportionally with the vote or consent of the holders of all other First Mortgage Bonds which are outstanding under the First Mortgage, the holders of which are eligible to vote or consent; provided, however, that the Trustee shall not so vote in favor of, or so consent to, any amendment or modification of the First Mortgage which, it is were an amendment or modification of this Indenture, would require the consent of the Holders, without the prior consent, obtained in the manner prescribed in Section 12.02 of the Original Indenture, of the Holders of Outstanding Notes which would be required under said Section 12.02 for such an amendment or modification of the Indenture.

      Section 4.02 No Transfer of Senior Note First Mortgage Bonds;  Exceptions.
                   ------------------------------------------------------------
Except (i) as required to effect an assignment to a successor trustee under this Indenture, (ii) pursuant to Section 4.03 hereof, or (iii) in compliance with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company, the Trustee shall not sell, assign or transfer the Senior Note First Mortgage Bonds and the Company shall issue stop transfer instructions to the Mortgage trustee and any transfer agent under the First Mortgage to effect compliance with this Section 4.02.

      Section  4.03  Deliver To The  Company Of All Senior  Note First  Mortgage
                     ---------------------------------------------
Bonds.  On the date when the  obligation  of the  Company to make  payment  with
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respect to the  principal  of all  Senior  Note First  Mortgage  Bonds  shall be satisfied or deemed satisfied pursuant to Section 4.06 hereof, the Trustee shall, upon written request of the Company in the form on an Officers' Certificate and receipt of the certificate of the Expert described in Section
4.04 hereof (if such certificate is then required by Section 4.04 hereof), deliver to the Company without charge therefor all of the Senior Note First Mortgage Bonds, together with such appropriate instruments of transfer or release as may be reasonably requested by the Company. All Senior Note First Mortgage Bonds delivered to the Company in accordance with this Section 4.03 shall be delivered by the Company to the Mortgage Trustee for cancellation.

      Section 4.04 Fair Value  Certificate.  If Senior Note First Mortgage Bonds
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are delivered or surrendered to the Company pursuant to Section 4.03 hereof, the
Company shall simultaneously therewith deliver to the Trustee a certificate of an Expert (1) stating that it is familiar with the provisions of such Senior Note First Mortgage Bonds and of this Indenture, (2) stating the principal amount of such Senior Note First Mortgage Bonds so delivered, the stated interest rate (or method of calculation of interest) of such Senior Note First Mortgage Bonds (if any) and the Stated Maturity date of such Senior Note First Mortgage Bonds, (3) if applicable, identifying the Notes, the payment of the interest on and principal of which has been discharged hereunder, and (4) stating that such delivery and release will not impair the lien of this Indenture in contravention of the provisions of this Indenture. If, prior to the Release Date, the fair value of the Senior Note First Mortgage Bonds so delivered and released, as described in the certificate to be delivered pursuant to this Section 4.04, both (1) is equal to or exceeds (A) $25,000 and (B) 1% of the principal amount of the Outstanding Notes at the date of release of such Senior Note First Mortgage Bonds and (2) together with the fair value as described in the certificates to be delivered pursuant to this Section 4.04, of all other Senior Note First Mortgage Bonds released from the lien of this Indenture since the commencement of the then current calendar year, is equal to or exceeds 10% of the principal amount of the Notes Outstanding at the date of release of such Senior Note First Mortgage Bonds, then the certificate required by this Section 4.04 shall be delivered by an Expert who shall be independent of the Company.

            If, in connection with a release of outstanding Senior Note First Mortgage Bonds, the Company provides to the Trustee an Opinion of Counsel stating that the certificate described by this Section 4.04 is not required by law, such certificate shall not be required to be delivered thereunder in connection with such delivery or release.

      Section 4.05  Further  Assurances.  During the Senior Note First  Mortgage
                    -------------------
Bond Period, the Company, at its own expense, shall do such further lawful acts and things, and execute and deliver such additional conveyances, assignments, assurances, agreements, financing statements and instruments, as may be necessary in order to better assign, assure and confirm to the Trustee its interest in the Senior Note First Mortgage Bonds and for maintaining, protecting and preserving such interest.

      Section 4.06 Senior Note First Mortgage Bonds As Security For Notes. Until
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the  Release  Date and subject to Article V hereof,  Senior Note First  Mortgage
Bonds delivered to the Trustee, for the benefit of the Holders of the Notes, shall constitute part of the trust estate and security for any and all obligations of the Company under the Notes, including, but not limited to (1) the full and prompt payment of the principal of and premium, if any, on such Notes when and as the same shall become due and payable in accordance with the terms and provisions of this Indenture or the Notes, either at the Stated Maturity thereof, upon acceleration of the Maturity thereof or upon redemption, and (2) the full and prompt payment of any interest on such Notes when and as the same shall become due and payable in accordance with the terms and provisions of this Indenture or the Notes.

            Notwithstanding anything in this Indenture to the contrary, from and after the Release Date, the obligation of the Company to make payment with respect to the principal of, and interest on the Senior Note First Mortgage Bonds shall be deemed satisfied and discharged as provided in the supplemental indenture to the First Mortgage creating such Senior Note First Mortgage Bonds, and the Senior Note First Mortgage Bonds shall cease to secure in any manner Notes theretofore or subsequently issued.

            The Company shall notify the Trustee promptly of the occurrence of the Release Date. Notice of the occurrence of the Release Date shall be given by the Trustee to the Holders of the Notes in the manner provided in Section 14.10 of the Original Indenture not later than 30 days after the Release Date.

                                    ARTICLE V

                               AMENDED PROVISIONS

      Section 5.01  Amended  Provisions.  (a) Section  4.01(a) of the Original
                    -------------------
Indenture is hereby amended to add the following at the end thereof:

                  During the Senior  Note First  Mortgage  Bond  Period,  if the
            Notes are deemed paid and discharged pursuant to this Section 4.01(a), the obligation of the Company to make payment with respect to the principal of, and interest on the Senior Note First Mortgage Bonds shall be satisfied and discharged and the Senior Note First Mortgage Bonds shall cease to secure the Notes in any manner.

            (a) Clause (v) of Section 5.06 of the Original Indenture is hereby amended to add the words "or when such Debt consists of Senior Note First Mortgage Bonds" after the word "above".

            (b) Section 5.09 of the Original Indenture is hereby amended to add the words "other than the Senior Note First Mortgage Bonds" at the end thereof.

            (c) Section  7.01(a) of the Original  Indenture is hereby amended by
(i) deleting the word "or" at the end of clause (4) of the first paragraph; (ii) inserting the word "or" at the end of clause (5) of the first paragraph and
(iii) deleting the provisions thereof following clause (5) of the first paragraph and substituting therefore the following:

            (6) during the Senior Note First Mortgage Bond Period, a completed default (as defined in the First Mortgage) has occurred and is continuing; provided, however, that anything in this Indenture to the contrary notwithstanding, the waiver or cure of such default under the First Mortgage and the rescission and annulment of the consequences thereof under the First Mortgage shall constitute a waiver of the corresponding Event of Default hereunder and a rescission and annulment of the consequences thereof hereunder;

      then, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of a majority in aggregate principal amount of the Notes then Outstanding, by notice in writing to the Company (and to the Trustee if given by such Holders), may declare the principal of and interest on all the Notes to be due and payable immediately and upon any such declaration the same shall become immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding and, during the Senior Note First Mortgage Bond Period, upon the Notes being declared to be due and payable, the Trustee shall immediately file with the Mortgage Trustee a written demand for redemption of all Senior Note First Mortgage Bonds to the extent provided in the applicable provisions of the First Mortgage.

            The foregoing  paragraph,  however, is subject to the condition that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, and during the Senior Note First Mortgage Bond Period, prior to the acceleration of all of the first mortgage bonds issued and outstanding under the First Mortgage, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all of the Notes and the principal of and any premium on any and all Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of interest, to the extent that payment of such interest is enforceable under applicable law, and on such principal and any applicable premium at the rate borne by the Notes to the date of such payment or deposit) and all sums paid or advanced by the Trustee hereunder, the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section
      8.06 hereof, and any and all defaults under this Indenture, other than the non-payment of principal of and accrued interest on Notes which shall have become due solely by acceleration of Maturity, shall have been cured or waived (including any defaults under the First Mortgage, as evidenced by notice thereof from the Mortgage Trustee to the Trustee) -- then and in every such case such payment or deposit shall cause an automatic waiver of the Event of Default and its consequences (including, if given, the written demand for redemption of all Senior Note First Mortgage Bonds) and shall cause an automatic rescission and annulment of the acceleration of the Notes; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

            (d) Article VII of the Original Indenture as hereby amended by adding a new Section 7.12 thereto as follows:

            Section 7.12 Defaults Under The First Mortgage. In addition to every
                         ---------------------------------
      other  right and remedy  provided  herein,  during  the Senior  Note First
      Mortgage Bond Period, the Trustee may exercise any right or remedy available to the Trustee in its capacity as owner and holder of Senior Note First Mortgage Bonds which arises as a result of a completed default under the First Mortgage whether or not an Event of Default under this Indenture shall then have occurred and be continuing.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

      Section  6.01  Miscellaneous  Provisions.  This  Supplemental  Indenture
                     -------------------------
No. 1 is a supplement to the Original Indenture. As heretofore supplemented and further supplemented by this Supplemental Indenture No. 1, the Original Indenture is in all respects ratified approved and confirmed, and the Original Indenture as heretofore supplemented and this Supplemental Indenture No. 1 shall together constitute one and the same instrument.

            IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed the instrument on behalf of the respective portion hereto as of the date first above written.

                                    PENNSYLVANIA ELECTRIC COMPANY



                                    By:
                                       ---------------------------------------
                                       Name: T. G. Howson
                                       Title: Vice President


                                    UNITED STATES TRUST COMPANY OF
                                    NEW YORK



                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                                                       Exhibit A
                                 [Form of Note]
                        This note is non-transferable,
             except to a successor Administrative Agent under the
                      Credit Agreement referred to herein.

No._______________                                                $___________

                          PENNSYLVANIA ELECTRIC COMPANY

                            SENIOR NOTE, BANK SERIES

                             DUE FEBRUARY 1, 2002

PENNSYLVANIA ELECTRIC COMPANY, a corporation of the Commonwealth of Pennsylvania (hereinafter sometimes called the Company), for valued received, promises to pay to as Administrative Agent under the Credit Agreement hereinafter referred to (for the benefit of the Lenders referred to in such Credit Agreement) or registered assigns, the principal sum of



                                                                         DOLLARS

on February 1, 2002, in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts, at the office or agency of the Company in The City of New York, upon presentation hereof, and on each Interest Payment Date (as defined in Supplemental Indenture No. 1 hereinafter referred to), and at Maturity (as defined in Supplemental Indenture No. 1 hereinafter referred to), to pay interest thereon in like coin or currency at the rate specified below, from the date hereof on each Interest Payment Date until the Company's obligation with respect to such principal sum shall be discharged.

            The notes of this series shall bear interest at the rate of ten per centum (10%) per annum. Interest on the notes of this series during the period of which payment is made shall be computed in accordance with the Credit Agreement.

            This note is one of an issue of notes of the Company,  issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement, renewal or other fund, established in accordance with the provisions of the indenture hereinafter mentioned, may afford additional security for the notes of any particular series) by the Indenture, dated as of April 1, 1999 (the "Original Indenture"), between the Company and United States Trust Company of New York, trustee (the "Trustee"), as supplemented by Supplemental Indenture No. 1, dated as of May 1, 2001 (the Original Indenture, as so supplemented, and such Supplemental Indenture being hereafter called the "Indenture" and "Supplemental Indenture No. 1", respectively), to which Indenture reference is hereby made for a description of the rights and limitations of rights of the Company, the Trustee and the holders of said notes with respect to any security provided by the Indenture, the powers, duties and immunities of the Trustee, the terms and conditions upon which such notes are and are to be secured, and the circumstances under which additional notes may be issued. The acceptance of this note shall be deemed to constitute the consent and agreement by the holder hereof to all of the terms and provisions of the Indenture. This note is one of a series of notes designated as the Senior Notes, Bank Series, of the Company.

            The Company has issued and delivered the notes of this series to The Chase Manhattan Bank, as Administrative Agent (the "Administrative Agent") and for the benefit of the Lenders under the Amended and Restated Credit Agreement, dated as of May 1, 2001, among the Company, GPU, Inc., Jersey Central Power & Light Company, Metropolitan Edison Company, the lenders parties thereto, and the Administrative Agent, as amended, supplemented or otherwise modified from time to time (the "Credit Agreement") in order to provide further evidence of the obligation of the Company thereunder to pay the Advances (as defined in Supplement Indenture No. 1) and interest thereon as specified in the Credit Agreement.

            Upon the occurrence of an Event of Default under the Credit Agreement, and further upon such additional conditions as are set forth in
Section 2.01(g) of Supplemental Indenture No. 1 then all notes of this series shall be redeemed immediately at the principal amount thereof plus accrued interest to the date of redemption.

            The obligation of the Company to pay interest on the notes of this Series on any Interest Payment Date prior to Maturity (a) shall be deemed to have been satisfied and discharged in full in the event that all amounts then due in respect of interest payable on the Advances shall have been paid and (b) shall be deemed to remain unsatisfied in an amount equal to the aggregate amount then due in respect of interest payable on the Advances and remaining unpaid (not in excess, however, of the amount otherwise then due in respect of interest on the notes of this Series).

            The obligation of the Company to pay the principal of and accrued interest on the notes of this series at or after Maturity (x) shall be deemed to have been satisfied and discharged in full in the event that all amounts then due in respect of the Advances shall have been paid or (y) shall be deemed to remain unsatisfied in an amount equal to the aggregate amount then due in respect of the Advances and remaining unpaid interest (not in excess, however, of the amount otherwise then due in respect of principal of and accrued interest on the notes of the series).

            The principal of this note and the interest accrued hereon may become or be declared due and payable before the stated maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of a default as therein provided.

            This note is non-transferable except as required to effect transfer to any successor administrative agent under the Credit Agreement, any such transfer to be made at the office or agency of the Company in The City of New York, upon surrender and cancellation of this note, and upon any such transfer a new note of this series, for the same aggregate principal amount and having the same stated maturity date, will be issued to the transferee in exchange herefor. Prior to due presentment for registration of transfer, the Company and the Trustee may deem and treat the person in whose name this note is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes. This note, alone or with other notes of this series, may in like manner be exchanged at such office or agency for one or more notes of this series of the same aggregate principal amount and having the same stated maturity date and interest rate, all as provided in the Indenture.

            No recourse shall be had for the payment of the principal of or interest on this note, or for any claim based hereon or otherwise in respect hereof or of the Indenture, against any incorporator, shareholder, director or officer, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise howsoever (including, without limiting the generality of the foregoing, any proceeding to enforce any claimed liability of shareholders of the Company, based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumentality of the shareholders); all such liability being, by the acceptance hereof and as a part of the consideration for the issuance hereof, expressly waived and released by every holder hereof, and being likewise waived and released by the terms of the Indenture under which this note is issued, as more fully provided in said Indenture.

            The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the notes (except for certain obligations including obligations to register the transfer or exchange of the notes, replace stolen, lost or mutilated notes, maintain paying agencies and hold monies for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee cash, U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide cash, or a combination of cash and U.S. Government Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and any premium and interest on the notes on the dates such payments are due in accordance with the terms of the notes.

             If an Event of Default shall occur and be continuing, the principal of the notes may be declared due and payable in the manner and with the effect provided in the Indenture.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the note holders under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in principal amount of the outstanding notes. Any such consent or waiver by the holder of this note shall be conclusive and binding upon such holder and upon all future holders of this note and of any note issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon the note.

            As set forth in and subject to the provisions of the Indenture, no holder of any notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such notes, the holders of not less than a majority in principal amount of the outstanding notes affected by such Event of Default shall have made written request and offered reasonable indemnity to the Trustee to institute  such  proceeding  as Trustee  and the  Trustee  shall have  failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the holder hereof for the enforcement of payment of the principal of and premium or interest on this note on or after the respective due dates expressed here.

            No reference herein to the Indenture and to provisions of this note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this note at the times, places and rates and the coins or currency prescribed in the Indenture.

            As provided in the Indenture and subject to certain limitations therein set forth, this note may be transferred only as permitted by the legend hereto.

            All terms used in this note which are defined in the Indenture shall have the meaning assigned to them.

            This note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by United States Trust Company of New York, or its successor, as Trustee under the Indenture.

            IN WITNESS WHEREOF, the Company has caused this note to be signed in its name by the manual or facsimile signature of its President or one of its Vice Presidents, and its corporate seal, or a facsimile thereof, to be impressed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated
                              PENNSYLVANIA ELECTRIC COMPANY



                              By:
                                 ---------------------------------------
Attest:



---------------------------

              [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

            This is one of the notes, of the series designated therein, described in the within-mentioned Indenture.

                                    UNITED STATES TRUST COMPANY
                                   OF NEW YORK



                                    By:
                                       ---------------------------------